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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549



                                       Form 8-K

                  Current Report Pursuant to Section 13 or 15(d) of
                              The Securities Act of 1934



Date of Report (Date of earliest event reported)         March 10, 1998
                                                ------------------------------

                            STAR Telecommunications, Inc.
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                (Exact name of registrant as specified in its charter)



   Delaware                        000-22581                   77-0362681
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(State or other                   (Commission               (I.R.S. Employer
jurisdiction                      File Number)              Identification No.)
of incorporation)





      223 E. De La Guerra, Santa Barbara, California                    93101
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      (Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code        (805) 899-1962
                                                  ------------------------------



                                      Not applicable
            --------------------------------------------------------------
            (Former name or former address, if changed since last report.)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     (a) Pursuant to the terms of that certain Stock Purchase Agreement dated as of January 26, 1998, as amended (the "Purchase Agreement"), by and among STAR Telecommunications, Inc., a Delaware corporation ("STAR" or the "Company"), T-One Corp., a Delaware corporation ("T-One"), and Taha Mikati, an individual ("Mikati"), on March 10, 1998 (the "Closing") STAR acquired all of the outstanding shares of the capital stock of T-One (the "T-One Shares") in exchange for shares of the Company's Common Stock, $0.001 par value per share (the "STAR Common Stock"). In connection with the Closing, T-One became a wholly-owned subsidiary of STAR.

     On the Closing, Mikati received an aggregate of 660,000 shares of STAR Common Stock (the "Shares") in exchange for 100 shares of common stock, $.01 par value per share, of T-One. The number of Shares will be adjusted in connection with a 2.05-for-1 stock split in the nature of a stock dividend declared by the Board of Directors of the Company on February 2, 1998 and payable on March 31, 1998 to the holders of all shares of Common Stock outstanding on February 20, 1998.

     Following the Closing, a total of 65,340 of these shares (the "Escrow Shares") will be deposited in an escrow established at Santa Barbara Bank and Trust. The Escrow Shares will be held in escrow for a period commencing on March 10, 1998 and ending on the earlier to occur of (a) March 10, 1999 and
(b) the completion following the Closing of the first audited consolidated financial statements of STAR containing combined operations of STAR and T-One. Such Escrow Shares may be used, at the option of STAR, to offset any amounts owed to the Company pursuant to the indemnity obligations of Mikati set forth in the Purchase Agreement.

          On March 10, 1998, the closing sales price of the STAR Common Stock on the NASDAQ Stock Market was $38. Based on such price, the aggregate purchase price paid by STAR for T-One was $25,080,000. The purchase price was arrived at through arms-length negotiations between the Company, T-One and Mikati. Prior to the Closing, none of the officers, directors or employees of T-One nor Mikati were affiliates of the Company.

     (b) Prior to the Closing, T-One was in the international wholesale long distance business. Pursuant to the consummation of the transactions contemplated by the Purchase Agreement, T-One became a direct wholly-owned subsidiary of the Company. It is the present intention of the Company that T-One will continue to engage in such business.


                                        2.
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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          Not applicable.

          (c)  EXHIBITS.

                2.1+ Stock Purchase Agreement dated as of January 26, 1998 by and among the Company, T-One and Mikati, as amended by Amendment No. 1 to Stock Purchase Agreement, dated as of March 5, 1998.

                4.1+ Registration Rights Agreement dated as of March 10, 1998 between the Company and Mikati.

+ Filed on March 24, 1998 as an exhibit to the Company's Registration
  Statement on Form S-1 (Registration Statement No. 333-48559).

ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

     In connection with the terms of the Purchase Agreement, as further described in Item 2(a) above, on the Closing the Company issued an aggregate of 660,000 shares of Common Stock to Mikati pursuant to Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "'33 Act"). Such shares constituted 100% of the aggregate consideration paid by STAR in connection with the transactions contemplated by the Purchase Agreement. Pursuant to Section 5.27 of the Purchase Agreement, Mikati made a number of representations and covenants to the Company concerning Regulation
S. Mikati represented to STAR, that, among other things, he is not a "U.S. person" and was not acquiring shares of Common Stock for the benefit of any "U.S. person." With respect to the issuance of the 660,000 shares of Common Stock referred to above, the Company relied on the representations and covenants of Mikati contained in Section 5.27 of the Purchase Agreement in determining that Regulation S was available as an exemption from the registration requirements of the '33 Act.


                                        3.
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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Date:  March 24, 1998


                                       STAR TELECOMMUNICATIONS, INC.



                                       By: /s/ Kelly D. Enos
                                          -----------------------------------
                                          Kelly D. Enos
                                          Chief Financial Officer


                                        4.
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                                    EXHIBIT INDEX


          2.1+ Stock Purchase Agreement dated as of January 26, 1998 by and among the Company, T-One and Mikati, as amended by Amendment No. 1 to Stock Purchase Agreement dated as of March 5, 1998.

          4.1+ Registration Rights Agreement dated as of March 10, 1998 between the Company and Mikati.

+ Filed on March 24, 1998 as an exhibit to the Company's Registration
  Statement on Form S-1 (Registration Statement No. 333-48559).